Exhibit 99.1
RemoteMDx Retools for New Market Growth Levels
Announces New Management Team

SANDY, UT--(MARKET WIRE)—June 17, 2008 -- RemoteMDx (OTC BB:RMDX.OB), a national leader in delivering patented monitoring systems that observe and track offenders no matter where they may be – in their car, home or office, today released operating results for the quarter and six months ended March 31, 2008.  The announcement followed filing with the Securities and Exchange Commission of the company’s amended reports for the fiscal year ended September 30, 2007 and the quarter ended December 31, 2007, which included restated financial statements for those periods.

“These results suggest that we have successfully completed the first phase of our long-term business plan,” noted David Derrick, CEO, “which called for the establishment of a solid foundation of recurring revenues.  We are now preparing for further expansion and moving into “phase II” of the business plan, which anticipates additional expansion and progress toward profitability.”

The results of operations for the fiscal second quarter ended March 31, 2008, indicate a 58% increase in gross revenues from the same period in March 31, 2007:

	3/31/08	3/31/07	% increase
Revenues	$2,663,282	$1,683,264	58%

“Of these revenues,” noted Derrick, approximately $2.45 million were from on-going customers, providing a base of what we refer to as ‘recurring revenues’ that is more than four times greater than the same period last year.  This increase is due in large part to the increase in our monitoring activities, including those added by the acquisitions in December 2007.”  The Company has grown from managing and monitoring 800 offenders one year ago to currently having 11,269 offenders under management with 4,219 offenders being monitored electronically.

As reported earlier, the company has restated its financial statements included in its reports for the year ended September 30, 2007 and the quarter ended December 31, 2007.  Those restatements for the year ended September 30, 2007, resulted in revenue decreasing approximately 15% and net loss increasing approximately 1.3% over the amounts previously reported.  Those restatements for the quarter ended December 31, 2007, resulted in revenue increasing approximately 1% and net loss decreasing approximately 0.5% over the amounts previously reported.

For the quarter ended March 31, 2008, the company reported a negative gross margin of $672,756 primarily attributable to the reworking of TrackerPAL devices that had technical problems.  The net loss for the quarter was approximately $20 million, primarily attributable to the redemption of the SecureAlert Series A Preferred.  “We believe that the redemption of this class of preferred securities will eventually improve operating results,” said Derrick.  “We also expect increased revenues from our newly introduced next generation monitoring system that allows us to observe offenders both indoors and outdoors, accompanied by an increase of offenders under management.  In addition, we were successful in settling some ongoing litigation, which will reduce legal costs in future periods.”  The Company reported non-cash expenditures related to operating expenses (warrants, options, stock issuances) and compensation during the quarter totaling approximately $15 million, which contributed to the net loss for the period.

With increased revenues from the growing base of monitoring contracts, the company anticipates greater growth.  “As part of a proactive and progressive corporate restructuring to manage this anticipated growth,” said Derrick, “we have hired a new president of RemoteMDx, a new chief financial & operations officer, as well as a new chief sales & marketing officer.  Together, this new leadership team brings a comprehensive 75 years of strategic thought leadership, tactical entrepreneurialism and performance-driven track records to bear against our growth objectives.  The opportunistic and necessary addition of these three dynamic leaders to our management team will serve as the foundation for our profitable growth, future vision and industry leadership position going forward”.

John L Hastings III has been promoted to president of RemoteMDx.  Hastings brings 23 years of progressive general management, consultative sales, business and product/services development, field sales; business-to-business (B2B) and business-to consumer (B2C) and strategic planning experience.  Hastings has worked for top tier companies such as Nestle/Stouffer’s, Kraft/General Foods, Nissan Motor Acceptance Corp., NCR/Teradata, Unisys Corp. and VNU/AC Nielsen during his distinguished career, also serving on the boards of other small entrepreneurial companies.  Derrick noted, “John Hastings’ extensive corporate experience, visionary leadership and operational general management experience will drive the Company’s business plan that is already underway.”  “I am excited by this unique, feel-good opportunity wherein public safety benefits and shareholder interests are both served by the same growth and expansion of our business model.  I am fully committed to take this company to the next level of performance and to deliver our business plan for profitable revenue growth in excess of $100 million,” stated Hastings.

Blake T Rigby has recently been hired as the chief financial and operations officer of RemoteMDx.  Mr. Rigby is a seasoned veteran with 26 years of effective management, start-up, emerging growth, turnaround expert, finance, treasury, operations, corporate development strategist, business development, strategic growth positioning and marketing, and performance & increased shareholder value experience.  Mr. Rigby has worked for companies such as KPMG Peat Marwick/Arthur Andersen, Armstrong Electric, Gastronomy, Inc., Network Business Systems, Challenger Schools, Feature Films for Families, O’Currance Telservices, and NWB Shoshone Economic Development Corp.  Mr. Rigby received his BS Accounting from University of Utah and his MBA from James Madison University and is a Certified Public Accountant.  “I am excited by this opportunity and believe that my 26 years of financial experience, fiscal discipline and operational thought leadership will be a great asset to the Company at this significant juncture in its market growth strategy.  I am ready, willing and able to support all efforts necessary to take this company to the next level!,” stated Rigby.

Bernadette Suckel has recently joined RemoteMDx as the chief sales and marketing officer.  Ms. Suckel brings with her 25 years of sales and marketing experience as a senior manager of sales and marketing teams, strategic partnerships and alliances, and identifying emerging markets and developing offerings to meet those needs.  Ms. Suckel has worked for such companies as The Nielsen Company, Cogit.com and AT&T GIS (NCR/Teradata).  Ms. Suckel has a proven ability to transform strategic vision and plans into tactical implementation and action.  “The offender management market continues to need innovative and effective programs and offerings that not only help enforce terms of probation and parole, but as importantly, enable and reinforce rehabilitation and positive reentry into society.  RemoteMDx and SecureAlert are positioned to meet those needs through not only our robust and increasing product and services portfolio, but also through our experienced sales, implementation and support organizations.  Our vision and goal is to become a true partner to the agencies we work with, anticipating and developing solutions jointly with them,” stated Suckel.

About RemoteMDx

RemoteMDx, through its SecureAlert subsidiary, is a national leader in delivering patented monitoring systems that observe and track offenders no matter where they may be – in their car, home or office. SecureAlert can intervene in real-time with direct voice communication when an offender is in violation of his probation or parole, such as sex offenders who are prohibited from entering school areas, parks, etc.  Highly trained case managers monitor the offender’s activities 24/7 through satellite mapping and computer systems.  The SecureAlert programs allow convicted criminals to re-enter society by keeping them accountable 24 hours a day, every day, while reducing the burdens and costs carried by the criminal justice system.  To learn more about RemoteMDx, visit www.remotemdx.com.

Non-GAAP financial measures.  To supplement our reporting of operating results, we also use non-GAAP financial measures (such as “recurring revenues”) which we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including future growth and earnings opportunities of the Company. Examples of forward-looking statements in this release include references to the results of operations during future periods, the success of implementing future phases of the company’s business plan, and the launch of new products.  Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the Company's ability to retain and to promptly satisfy current backorders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the Company's business and financial plans. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's most recent filings with the Securities and Exchange Commission.

SecureAlert, TrackerPAL(TM) and Offender Monitoring Center are trademarks of SecureAlert. RemoteMDx is a trademark of RemoteMDx, Inc.

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